                                                                   EXHIBIT 10.16

                       Authorized Distributor Agreement

                               Table of Contents

Article/
Section  Subject                                                            Page

1.0   Definitions                                                             1

2.0   Distributorship                                                         2
      2.1  Appointment.                                                       2
      2.2  Acceptance.                                                        2

3.0   Territory                                                               2
      3.1  Territory-Exclusive.                                               2
      3.2  Out of Territory Sales.                                            2

4.0   (Omitted)                                                               2

5.0   Purchase Order Submission, Acceptance/Rejection, Delivery               3
      5.1  Submission of Purchase Orders.                                     3
      5.2  Acceptance of Purchase Orders.                                     3
      5.3  Delivery.                                                          3
      5.4  Title and Risk of Loss.                                            4
      5.5  Software License.                                                  4

6.0   Prices, Payment and Credit                                              4
      6.1  Purchase Price and Other Charges.                                  4
      6.2  Payment.                                                           4
      6.3  Special Payment Terms; Rebates/Discounts.                          5
      6.4  (OMITTED)                                                          5
      6.5  Packaging and Shipment.                                            5

7.0   Term                                                                    5

8.0   Termination                                                             5
      8.1  Right to Terminate.                                                5
      8.2  Effect of Termination.                                             6

9.0   Warranties; Limitation of Liability                                     7
      9.1  LINKON's Limited Warranties.                                       7
      9.2  Distributor Warranties.                                            8
      9.3  Limitation Of Liability.                                           8

10.0  Minimum Purchase Obligation                                             8
      10.1  Purchase Obligation.                                              8

Article/Section Subject

      10.2  Carry Forward of Excess Qualifying Purchases.                     8

11.0  Competitive Products                                                    9
      11.1  Definition.                                                       9
      11.2  Prohibition Against Competitive Products.                         9
      11.3  Other Issues.                                                    10

12.0  Additions to and Enhancement of the Products                           10
      12.1  Additions, Enhancements and New Products.                        10
      12.2  Distributor's Obligations.                                       10

13.0  Training and Promotional Activities                                    10
      13.1  Training.                                                        10
      13.2  Promotion by Distributor.                                        11
      13.3  Promotional Materials.                                           11

14.0  Service, Support and Spare Parts                                       11
      14.1  End User Service and Support                                     11
      14.2  Spares Parts, Repairs.                                           12

15.0  End User Information and Support                                       12
      15.1  Information to be Provided by Distributor.                       12
      15.2  End User Surveys and Distributor Service Level.                  12

16.0  (Omitted)                                                              13

17.0  Trademarks                                                             13
      17.1  Use of Trademarks.                                               13
      17.2  Approval of Trademark Usage.                                     13
      17.3  Protection of Trademarks.                                        13
      17.4  Use of Other Trademarks.                                         13
      17.5  New or Modified Trademarks.                                      14
      17.6  Infringement.                                                    14

18.0  Patents and Copyrights                                                 14
      18.1  Infringement.                                                    14
      18.2  Limitation of Liability.                                         14
      18.3  Other.                                                           14

19.0  Confidentiality                                                        14
      19.1  Confidentiality of LINKON's Information.                         14
      19.2  Confidentiality of Distributor's Information.                    14

Article/Section Subject

20.0  Miscellaneous.                                                         15
      20.1   No Assignments.                                                 15
      20.2   Notices.                                                        15
      20.3   Relationships of Parties.                                       15
      20.4   Nonwaiver.                                                      16
      20.5   Severability.                                                   16
      20.6   Choice of Laws.                                                 16
      20.7   Entire Agreement.                                               16
      20.8   Exhibits.                                                       16
      20.9   Headings and Titles.                                            16
      20.10  Use of Plurals.                                                 16



Exhibit A    Territory                                                       17
Exhibit B    Products                                                        18
Exhibit C    Special Payment Terms                                           19
Exhibit D    Recommended Spares Inventory and Repair Prices                  20
Exhibit E    Linkon Suggested List Price Schedule                            21
Exhibit F    Software License Agreement                                      22
Exhibit G    Technical Support Plan                                          23

                        AUTHORIZED DISTRIBUTOR AGREEMENT

This Agreement is entered into effective as of the 26th day of May, 1997, by and between LINKON Corporation, a Nevada corporation, having its principal place of business located at 140 Sherman Street, Fairfield, CT 06430 ("LINKON"); and Trigem Microsystems, Inc. ("Trigem") having its principal place of business located at 9 FL, New Eunkyung Bldg., 141-26, Samsung-Dong, Kangnam-Ku, Seoul, 135-090, Korea ("Distributor").

                                   RECITALS:

WHEREAS, LINKON develops, manufactures and sells communications equipment and software and is developing a worldwide network of independent distributors to market, sell, service, and maintain such equipment;

WHEREAS, Distributor represents that it is skilled and capable of marketing, selling, servicing, and maintaining communications equipment of the variety manufactured by LINKON and wishes to market, sell, service, and maintain such equipment;

NOW, THEREFORE, the parties agree as follows:

1.0  DEFINITIONS

For purposes of this Agreement, the following terms shall have the indicated meanings:

1.1  "Competitive Products" shall have the meaning set forth in Section 11.1.

1.2  "Defaulting Party" shall have the meaning set forth in Subsection 8.1.1.

1.3  "Equipment" shall mean the products listed in Exhibit B.

1.4 "Minimum Purchase Obligation" means the total dollar value of Qualifying Purchases (as provided in Section 10.1) which Distributor is obligated to make or exceed each calendar quarter while this Agreement is in effect.

1.5 "Products" refer to the call processing and related equipment (including Software and spare parts) listed and described in Exhibit B, attached.

1.6 "Purchase Order" means a formal written order issued by Distributor and received and accepted by LINKON all in accordance with the provisions of Article
5.0. A Purchase Order is a "Standard Purchase Order" if it includes no unusual terms (or terms in conflict with the terms of this Agreement) and requests normal (based on Distributor's credit line with LINKON) quantities and delivery dates.

1.7 "Qualifying Purchases" means irrevocable purchases of Products for installation in the Territory (as hereinafter defined) with respect to which i) the Products were actually delivered during the specified measurement period; or
ii) the Products were not delivered but Standard Purchase Orders were submitted to LINKON at least forty-five (45) days prior to the requested delivery date and the requested delivery date was within the specified measurement period. The amount of any Qualifying Purchase shall be determined utilizing the actual prices paid or payable by Distributor, as determined in accordance with the provisions of Subsection 6.1.1.

1.8 "Software" means computer programs supplied by LINKON as part of or for use with the Products (whether developed by LINKON or acquired or licensed from third parties) on magnetic tape, floppy disk, hard disk, semiconductor device or other memory device, or system memory, including hardwired logic instructions, micro code, and documentation used to describe, maintain and use the programs.

1.9 "Territory" refers to the geographical area(s) identified in Exhibit A, attached, in which Distributor is authorized to sell and install the Product.

1.10 "Trademarks" means all trademarks, trade names and service marks owned by LINKON at any time while this Agreement is in effect, including but not limited to the "Faxpeak/TM/", "Link-Engine/TM/", and "TeraVox/(R)/" marks.

2.0  DISTRIBUTORSHIP

2.1  Appointment.

LINKON appoints Distributor, on the terms and conditions of this Agreement, as an exclusive Authorized Distributor for the sale of the Products for installation in the Territory and agrees to provide Products and support services in accordance with the terms of this Agreement.

2.2  Acceptance.

Distributor accepts, on the terms and conditions of this Agreement, the appointment as an exclusive Authorized Distributor and agrees to develop demand for, sell, install, support and service the Products in the Territory in accordance with this Agreement.

3.0  TERRITORY

3.1  Territory-Exclusive.

Distributor has the exclusive right to sell the Products in the Territory. In the event that the Distributor fails to maintain the minimum purchase obligation in section 10.1, this agreement will revert to a "Non-Exclusive" distribution agreement.

While this Agreement is in effect and at all times thereafter, LINKON shall have the unrestricted right to appoint other distributors to sell the Products for installation outside the Territory or any portion thereof and/or to attempt to
             -------
sell and actually sell the Products directly to customers for installation outside the Territory or any portion thereof.

3.2  Out of Territory Sales.

Distributor agrees not to promote, offer to sell or actually sell the Products for installation outside of the Territory unless otherwise agreed upon by LINKON in writing.

4.0  INTERNATIONAL PRICING; LAW AND CUSTOMS

4.1 In negotiating and concluding agreements with sub-distributors in the Distributors Territories, the Distributor shall respect the local laws and customs in such Territories.

5.0    PURCHASE ORDER SUBMISSION, ACCEPTANCE/REJECTION, DELIVERY

5.1    Submission of Purchase Orders.

5.1.1 Distributor shall from time to time submit to LINKON Purchase Orders for Products which Distributor desires to purchase from LINKON during the term of this Agreement. Each Purchase Order shall set forth in appropriate detail the Products that are being ordered (including, in the case of Linkon product units, the model, number of ports, Software options, and quantity) and the requested delivery date(s).

5.1.2 From time to time, LINKON shall advise Distributor of the requested order lead time, expressed in the number of days prior to the shipment date requested by Distributor that Distributor's Purchase Order should be received by LINKON. Distributor agrees to use its best efforts to comply with the requested order lead time whenever practicable. The requested order lead time at the inception of this Agreement is sixty (60) days.

5.2    Acceptance of Purchase Orders.

5.2.1 LINKON may accept or reject each Purchase Order submitted by Distributor (or LINKON may offer to accept any Purchase Order, subject to revised delivery schedules and/or quantities). Acceptance shall be made by an Order Acknowledgement. The terms and conditions of each sale shall be as set forth in this Agreement and in the Order Acknowledgement (excluding any terms and conditions printed on the back of the Order Acknowledgement). Each Purchase Order submitted to LINKON shall be deemed to have been rejected by LINKON if not accepted by an Order Acknowledgement within fifteen (15) days of its receipt by LINKON. Rejected Purchase Orders shall be of no force and effect.

5.2.2 Distributor's Purchase Orders are for the purpose of requesting and specifying Products and delivery dates but have no legal force and effect and shall not bind Distributor or LINKON until accepted by LINKON, and then only in accordance with the terms of LINKON's acceptance. Printed terms appearing on Distributor's purchase order form are inapplicable unless accepted by LINKON by specific reference in its Order Acknowledgement.

5.3    Delivery.

5.3.1 LINKON shall make reasonable efforts to deliver the Products to a common carrier at the FOB point specified in Subsection 6.1.3 by the delivery date accepted by LINKON in its Order Acknowledgements.

5.3.2 In the event LINKON's production is curtailed for any reason beyond LINKON's control so that LINKON is unable to deliver the full amount of Products ordered by all of its customers, LINKON may allocate its available production among its various customers then under contract. The allocation will be made in a commercially fair and reasonable manner (including giving differential treatment to different distribution channels) and LINKON will notify Distributor of the quantity of Products allocated to Distributor.

5.3.3 LINKON shall have no liability or obligation to compensate Distributor on account of delays or failure to deliver Products on a timely basis.

5.4    Forecasting

Distributor will provide a 1 year forecast, within 30 days of the date of this agreement, showing monthly usage for each product type. Distributor will update the forecast on a monthly basis.

5.5    Title and Risk of Loss.

Title to the Products (excluding Software, title to which does not transfer to Distributor) shall pass from LINKON to Distributor upon receipt by LINKON of payment in full by Distributor. Risk of loss for the Products shall pass form LINKON to Distributor upon delivery of the Products to a common carrier at the F.O.B. point specified in Subsection 6.1.3.

5.6    Software License.

Distributor is hereby granted a non-exclusive, fully paid, perpetual license to use Software but only in conjunction with the specific Products (as determined by the serial number) for which the Software is acquired. Distributor is authorized to sublicense Software to end users who purchase Products from Distributor but only in conjunction with the specific Products (as determined by the serial number) for which the Software is acquired. The foregoing rights and any sublicenses issued pursuant thereto are subject to all conditions, limitations and exclusions on any license agreements between LINKON and third party suppliers of Software (Exhibit F).

6.0    PRICES, PAYMENT AND CREDIT

6.1    Purchase Price and Other Charges.

6.1.1 The purchase price for Products ordered by the Distributor shall be set forth in the Order Acknowledgement and shall be determined by LINKON in accordance with the prices set forth in the then current schedule of Linkon Products Suggested List Prices and any discounts or other special payment terms in accordance with Exhibit C hereto.

6.1.2 The schedule of Linkon Suggested List Prices in effect at the inception of this Agreement is attached as Exhibit E. LINKON may change prices at any time and from time to time by providing written notice and a new schedule of Linkon Suggested List Prices to Distributor and all other Authorized Distributors. Changes shall be effective sixty (60) days from the date of such notice to Distributor.

6.1.3 All prices shall be F.O.B. LINKON's U.S. manufacturing facility. All freight, crating, insurance, handling, forwarding agent's fees, taxes and storage, and all other charges applicable to the Products from the time they are placed in the possession of a carrier at the F.O.B. point shall be borne by Distributor.

6.1.4 The amount of any present or future sales, revenue, excise, use or other taxes, fees, or other charges of any nature, imposed by any public authority (national, state, local or other) applicable to the Products, or the manufacture or sale thereof, shall be added to the purchase price and shall be paid by Distributor, or, in lieu thereof, Distributor shall provide LINKON with a tax exemption certificate acceptable to the taxing authority.

6.1.5 In the event LINKON agrees to reconfigure or change Products, delay delivery, or cancel a Purchase Order for the Products at Distributor's request, LINKON shall be entitled to impose reasonable reconfiguration, change, delay or restocking charges in accordance with LINKON's standard practices.

6.2    Payment.

Subject to the provisions of Section 6.3, the Distributor shall pay the full amount of the purchase price (and any other charges Distributor is obligated to pay under Section 6.1) appearing on LINKON's Order Acknowledgement of each order. Payment may be made by wire transfer to Linkon's designated bank account prior to LINKON's shipment of that order.

6.3    Special Payment Terms; Rebates/Discounts.

6.3.1 LINKON may from time to time offer Distributor special payment terms, and/or other special discounts or rebates. Payment in accordance with such special payment terms shall not constitute a violation of Section 6.2 by Distributor. The special payment terms, and/or other special discounts or rebates available to Distributor at the inception of this Agreement are set forth in Exhibit C. LINKON may discontinue, modify, reduce or add to such special payment terms, and/or other special discounts or rebates at any time upon thirty (30) days prior written notice to Distributor.

6.3.2 The Discount Schedule (EXHIBIT C) is based upon the Distributor's stated intention to buy products of LINKON at a specific total yearly dollar volume (PURCHASE OBLIGATION - Section 10.1). Buyer shall submit, at the time of execution of this agreement, a purchase order for at least 5% of the PURCHASE OBLIGATION. Further ordering of product shall proceed in accordance with the following schedule:

       QUARTER ENDING                   % OF PURCHASE OBLIGATION
       --------------                   ------------------------

       July 31, 1997                    10%
       October 31, 1997                 30%
       January 31, 1998                 60%
       April 30, 1998                   100%

6.3.2 The discount will be re-calculated, reviewed and adjusted at 3 month intervals, based on performance to the above schedule. Volume prices granted are subject to forfeiture if 1) Orders are delayed by Distributor by more than 30 days; or 2) Seller has not received payment within 45 days of shipment.

6.4    (OMITTED)

6.5

6.5.1 Linkon shall furnish packing of all Linkon hardware and Software in accordance with standard commercial practices for domestic and international shipments. The costs of export packaging and all export duties, licenses, fees and related costs will be payable by the distributor. In the event of a mis-delivery, loss or damage, the Distributor shall assume full responsibility for negotiating with the carrier or insurer or both.

7.0    TERM

The term of this Agreement shall commence on June 1, 1997, and shall continue in effect for a period of two (2) years thereafter unless terminated earlier as provided in Section 8.1, or extended by mutual written agreement.

8.0    TERMINATION

8.1    Right to Terminate.

This Agreement may be terminated at any time by mutual, written agreement of the parties. Termination of this Agreement other than by mutual agreement shall be in accordance with the provisions of one or more of the following Subsections.

8.1.1 If either party fails to comply with any provision of this Agreement or perform any obligation to be performed by it under this Agreement ("Defaulting Party"), and such failure is capable of cure, the other party may notify the Defaulting Party in writing of the default and the Defaulting Party shall have a period of thirty (30) days from receipt of notice to cure the default. If, at the end of said thirty (30) day period the Defaulting Party has not cured the default, the other party may immediately terminate this Agreement by giving written notice to that effect to the Defaulting Party. If the failure is not capable of cure, the party not in default may terminate this Agreement immediately by giving written notice of termination to the Defaulting Party.

8.1.2 This Agreement may be terminated by either party, upon written notice of termination to the other party, in the event any bankruptcy, reorganization, or insolvency proceeding governed by any federal or state law is initiated against the other party and not dismissed within thirty (30) days thereafter, or in the event any such proceeding is initiated by the other party, or in the event a receiver is appointed for the other party, or if any substantial part of the business assets of the other party are the subject of an attachment, sequestration or other related judicial proceeding.

8.1.3 This Agreement may be terminated by LINKON by giving thirty (30) days written notice of termination to Distributor in the event LINKON, in its sole discretion, determines within ninety (90) days following any change in the ownership or change in the executive level management of Distributor that such change will adversely affect Distributor's ability to fulfill its obligations under this Agreement. For purposes of this Agreement, "change in the ownership" refers to a sale or transfer involving more than 25% of the voting control of Distributor. A "change in the executive level management" means a termination, replacement or reassignment involving one or more of the Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, General Manager or Vice President of Sales/Marketing responsible for the Products.

8.1.4 This Agreement may be terminated by LINKON by giving thirty (30) days written notice of termination to Distributor in the event LINKON, in its sole discretion, determines

8.2    Effect of Termination.

8.2.1 In the event this Agreement is terminated by Distributor pursuant to Subsection 8.1.1, Distributor may, by written notice given to LINKON within thirty (30) days of termination retain any Products in Distributor's inventory and:

i. take delivery and pay for Products covered by previously issued and accepted Purchase Orders and sell such Products; or

ii. cancel delivery of Products covered by previously issued and accepted Purchase Orders, scheduled for delivery 60 days or more beyond Termination, if such Products have not already been delivered to a common carrier at the FOB point specified in Subsection 6.1.3.

Failure of Distributor to elect either of the foregoing options within the thirty (30) day period specified shall constitute a waiver of Distributor's rights under this Subsection 8.2.1 in which case the terms of Subsection 8.2.2 shall control.

8.2.2 Except as provided in Subsection 8.2.1, all Purchase Orders, whether not accepted by LINKON shall be of no force and effect upon termination of this Agreement. LINKON may, but shall not be required to, repurchase Products in Distributor's inventory at the price paid by Distributor less a reasonable allowance determined by LINKON for damage, obsolescence, administration, restocking charges and other reasonable costs.

8.2.3 Immediately upon the termination of this Agreement for any reason, all amounts owing by either party to the other shall become immediately due and payable notwithstanding prior terms of sale, whereupon the owing party shall remit immediately to the other party all sums due and owing to such party.

8.2.4 Termination of this Agreement for any reason shall not release either party from any Liability which at the time of termination has already accrued to the other party hereto or which thereafter may accrue in respect of any act or omission prior to termination, or from any obligation which is expressly stated herein to survive termination: provided, however, that LINKON may, without liability, cancel previously accepted Purchase Orders if this Agreement is terminated other than by Distributor pursuant to Subsection 8.1.1.

8.2.5 The parties recognize that termination of this Agreement in accordance with its terms may result in loss or damage to either party but hereby agree that except as expressly set forth in this Agreement, neither party will be liable to the other for any loss or damage resulting from such termination (including, without limitation, special, consequential or indirect loss or any loss of prospective profits or any damages occasioned by loss of goodwill) or by reason of expenditures, investments, leases or commitments made in anticipation of the continuation of this Agreement. The foregoing, however, will not in any way relieve either party from liability to the other for damages arising out of any violation or breach of this Agreement.

8.2.6  Upon the termination of this Agreement, for any reason whatever:

i. Distributor shall cease and thereafter refrain from any activity which might imply or represent that it is a distributor of LINKON products;

ii. Distributor shall not, in any manner, use LINKON's name, or the Trademarks (except in connection with sales contracted for prior to the effective date of termination), and shall take all reasonable steps to discontinue all listings of LINKON's name, and the Trademarks placed by Distributor in any telephone book, directory, public record, or elsewhere; and

iii. Distributor shall immediately return to LINKON all service manuals, Product reference materials, signs or advertising materials illustrating or involving the Products or the Trademarks and all similar materials supplied by or pertaining to LINKON or the Products.

8.2.7 In the event this Agreement is terminated by LINKON pursuant to Subsection 8.1.1, Distributor may, upon LINKON's written acceptance, and shall upon LINKON's written request, assign any or all service/maintenance agreements with end users covering the Products to LINKON or its designee. Any service/maintenance agreements not assumed by LINKON or its designee will remain the obligation of Distributor and will survive termination.

9.0    WARRANTIES; LIMITATION OF LIABILITY

9.1    LINKON's Limited Warranties.

9.1.1 LINKON warrants the Products to be free from defects in material and workmanship under normal use and service for a period of twelve (24) months after delivery to a common carrier at the F.O.B. point specified in Subsection
6.1.3. Distributor's sole and exclusive remedy under this warranty shall be to return defective Products to LINKON's factory of origin (transportation charges prepaid) during said twelve (24) month period, and to obtain at LINKON's option, replacement, repair or credit for any of said Products which are, after examination by LINKON, determined to be defective. This warranty shall not apply to any Product which shall have been repaired or altered by anyone other than LINKON, which shall not have been maintained in accordance with any handling or operating instructions supplied by LINKON, or which shall have been subjected to unusual physical or electrical stress, misuse, abuse, negligence or accidents.

9.1.2 LINKON warrants to Distributor that LINKON has good and marketable title to the Products and that they are free and clear of all liens and encumbrances.

9.1.3 THE WARRANTIES STATED IN SUBSECTIONS 9.1.1 AND 9.1.2 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED, STATUTORY OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY PROVIDED IN SUBSECTION 9.1.1, LINKON SHALL HAVE NO LIABILITY TO DISTRIBUTOR ON ACCOUNT OF DEFECTS OR DEFICIENCIES IN THE PRODUCTS.

9.2    Distributor Warranties.

9.2.1 Distributor shall make no representations to third parties regarding the performance or functional capabilities or characteristics of the products beyond those stated in LINKON's then current printed literature and brochures.

9.2.2 LINKON shall not under any circumstances be responsible for any warranty offered by Distributor to its customers in excess of the warranties set forth in
Section 9.1.

9.2.3 Distributor shall indemnify and hold LINKON harmless from and against any claims, losses, costs, damages or liabilities which result from or are based on any negligent or fraudulent acts or emissions of Distributor or which result from Distributor's failure to comply with the provisions of Subsection 9.2.1 or which are based on warranties provided by Distributor to its customers with respect to the Producers to any extent in excess of the warranties set forth in
Section 9.1.

9.3    LIMITATION OF LIABILITY.

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSS OF USE OR OTHER COMMERCIAL LOSS OF WHATEVER NATURE ARISING OUT OF OR CONNECTED WITH THIS AGREEMENT OR ITS PERFORMANCE, PARTIAL PERFORMANCE OR NONPERFORMANCE.

10.0    MINIMUM PURCHASE OBLIGATION

10.1    Purchase Obligation.

Distributor shall make total Qualifying Purchases during each calendar quarter in an amount equal to or exceeding one hundred thousand dollars ($100,000) (the "Minimum Purchase Obligation"), and yearly purchases in an amount equal to or exceeding one half million dollars ($500,000) (First Year Purchase Obligation) and one and one half million dollars ($1,500,000) (Second Year Purchase Obligation). In the event Distributor fails to comply with the requirements of this Section 10.1, LINKON's remedy shall consist of either termination of the Agreement pursuant to Subsection 8.1.1, or reversion of this Agreement to "Non-Exclusive" as outlined in section 3.1.

10.2    Carry Forward of Excess Qualifying Purchases.

If Distributor makes Qualifying Purchases in excess of the amount required under
Section 10.1 during any calendar quarter, the excess shall be carried forward and added to Qualifying Purchases made during the next calendar quarter for purposes of measuring performance against the Section 10.1 purchase requirement applicable to such next quarter.

11.0    COMPETITIVE PRODUCTS

11.1    Definition.

As used in this Agreement, the term "Competitive Product(s)" means any product not offered by LINKON which includes combinations of functional capabilities identical or substantially similar to those offered by the Products. Without limiting the generality of the foregoing, such functional capabilities include voice, fax, speech recognition, text to speech, and voice data compression (other than single port, cassette tape based, answering machines).

11.2    Prohibition Against Competitive Products.

11.2.1 In order to prevent any conflict of interest and/or inadvertent transfer of competitive information, at all times while this Agreement is in effect, unless otherwise approved in writing by LINKON, Distributor shall be prohibited from promoting, offering to sell or selling Competitive Products for installation in the Territory.

11.2.2  Distributor shall not be prohibited by the provisions of Subsection
11.2.1 from continuing to service, maintain and upgrade Competitive Products if Distributor has discontinued promoting, offering to sell and selling such products for new installations in the Territory prior to the inception of this Agreement or prior to a later date approved in writing by LINKON.

11.2.3 Violation of the provisions of Section 11.2 by Distributor shall constitute a failure which is not capable of cure for purposes of Subsection 8.1.1.

11.3    Other Issues.

In the event Distributor is uncertain regarding whether or not a particular product falls within the definition of Competitive Products, Distributor may request in writing that LINKON inform Distributor of the status of such product. LINKON shall, within thirty (30) days after receipt of such a request, advise Distributor in writing whether or not, in LINKON's judgment, the product in question is a Competitive Product. LINKON's written advice shall be conclusive on the subject for purposes of this Agreement.

12.0    ADDITIONS TO AND ENHANCEMENT OF THE PRODUCTS

12.1    Additions, Enhancements and New Products.

12.1.1 LINKON is continuously developing enhancements and/or additions to its products as well as new products. LINKON, in its sole discretion, shall determine if and when any such additions, enhancements or new products will be added to the definition of Products (through an amendment to Exhibit B). LINKON has no obligation to include any addition, enhancement or new product as part of the Products.

12.1.2 Distributor may, but is not obligated to accept enhancements, additions and new products which LINKON offers in writing to add to the definition of Products. Such acceptance shall be in writing within thirty (30) days after LINKON's offer.

12.2    Distributor's Obligations.

Effective the date of acceptance by Distributor of the enhancement, addition or new product in accordance with the provisions of Subsection 12.1.2, Distributor shall take all actions necessary to develop demand for, sell, install, support and service the enhancement, addition or new product in the Territory as part of the Products in accordance with this Agreement.

13.0    TRAINING AND PROMOTIONAL ACTIVITIES

13.1    Training.

13.1.1 LINKON shall periodically provide training classes for Distributor's personnel (and personnel of other distributors) in the installation, configuration and service of the Products. Distributor's employees shall be entitled to attend such classes on a first come first served basis in accordance with rules and procedures established by LINKON. All expenses for Distributor's personnel attending LINKON training classes, including travel, salary and accommodations, shall be borne by Distributor. The first training class for up to 3 personnel will be given to the Distributor free of charge. In addition, Distributor agrees to pay LINKON's standard charges for attending additional classes.

13.1.2 In the event Distributor desires that LINKON provide training for Distributor's personnel at a location other than LINKON's headquarters, Distributor shall so advise LINKON and LINKON shall make reaonsable efforts to accommodate Distributor's needs (subject to mutual agreement on timing, location and on how related costs and expenses will be borne by each of them).

13.2    Promotion by Distributor.

13.2.1 Distributor shall be primarily responsible for promoting demand for and selling the Products in the Territory. As part of its promotion efforts, the Distributor shall purchase at lease one complete Linkon system for use at its principal place of business or such other location as is designated by the Distributor and approved in writing by LINKON. Such system shall be used for handling Distributor's call processing needs as well as for demonstrations and to familiarize and train Distributor's employees with the Products.

13.2.2 LINKON shall permit Distributor to promote the Products through advertising and public relations programs conducted and paid for by Distributor provided that the contents thereof are approved in writing by LINKON and no claims or representations are made about the Products in excess of those made by LINKON.

13.3    Promotional Materials.

LINKON shall supply Distributor with reasonable quantities of promotional materials for the Products. Such material shall include data sheets, catalogs, brochures, and reprints of its advertising art. Such material shall be made available at LINKON's then current published prices for such materials.

14.0    SERVICE, SUPPORT AND SPARE PARTS

14.1    End User Service and Support

14.1.1 Distributor acknowledges that high quality service and support to end users of the Products is an essential purpose of this Agreement. Distributor agrees to provide the highest quality service and support on a consistent basis to all end users of Products purchased from Distributor in accordance with instructions issued from time to time by LINKON. Distributor shall at all times while this Agreement is in effect employ sufficient numbers of qualified and experienced systems engineers and customer support personnel to provide high quality configuration, installation, maintenance, repair and support services for Distributor's customer base of Products.

14.1.2 At all times while this Agreement is in effect, Distributor shall employ at least one full-time sales engineer or systems engineer who has successfully completed LINKON systems engineering training (or is otherwise certified by LINKON as qualified to install, configure, maintain, service and support the Products in the Territory.)

14.1.3 LINKON shall provide the Distributor with documentation suitable for the management, installation, maintenance, and configuration of the Products and, when needed, centralized technical and application consultation via telephone or other electronic means.

14.2    Spares Parts, Repairs.

14.2.1 Distributor shall purchase at prices determined in accordance with the provisions of Subsection 6.1.1 and carry in stock the quantity of repair and replacement parts set forth in Exhibit D. The quantity of parts to be carried in stock shall be governed by the quantity of Products in Distributor's customer base to be serviced. LINKON shall repair Products which are out of warranty at the prices set out in Exhibit D, provided Distributor complies with LINKON's then current standard parts repair procedures. Parts shall be marked with serial numbers in accordance with LINKON's standard practices.

14.2.2 LINKON shall continue to repair Products sold by Distributor and sell to Distributor spare parts for each Product sold to Distributor under this Agreement strictly for the purpose of maintaining previously sold and installed Products for a seven (7) year period after termination or expiration of this Agreement. Prices shall be at LINKON's then current prices for spare parts and repairs.

14.2.3 LINKON may at any time and from time to time increase the charges for repairs, prices for spare parts, or the required level of spare parts. Changes shall be effective sixty (60) days after written notice to Distributor.

15.0    END USER INFORMATION AND SUPPORT

15.1    Information to be Provided by Distributor.

15.1.1 As requested by LINKON, Distributor shall inform LINKON of projected sales on a quarterly basis including the names of potential customers and the contact party. LINKON shall keep such information strictly confidential and may not divulge such information to third parties without Distributor's prior written permission.

15.1.2 To the extent known to it when ordering Products, Distributor shall upon request inform LINKON of the intended end user for each system being ordered and the installation address.

15.1.3 Promptly after a system is installed, Distributor shall provide LINKON with the name of the customer/end user, the installation address, the telephone number and such other information as LINKON may reasonably request.

15.1.4 From time to time as requested by LINKON, Distributor shall assist LINKON to update and correct LINKON's data base of information regarding end users of Products in the Territory.

15.2    End User Surveys and Distributor Service Level.

LINKON intends to conduct regular surveys of end users in the Territory to determine their level of satisfaction with the Products as well as with Distributor's and LINKON's service/support. LINKON shall report the results of such surveys of Distributor's customers to Distributor. If Distributor's level of service is not satisfactory (i.e. the survey results for Distributor's customers are substantially less favorable than for the majority of other LINKON distributors), LINKON shall make suggestions as to how service can be improved. Thereafter, Distributor shall have one hundred twenty (120) days or until the next end user survey, whichever is longer, to improve its service to a satisfactory level as established by LINKON. Distributor's failure to improve its service to a satisfactory level as provided above within the cure period provided for herein shall be deemed to be a failure that is not capable of cure for purposes of Subsection 8.1.1.

16.0    (OMITTED)

17.0    TRADEMARKS

17.1    Use of Trademarks.

Distributor may, with LINKON's prior written consent, use certain of the Trademarks in connection with the business of marketing and selling the Products for installation in the Territory, subject to the terms and conditions set forth in this Article 17.0, and may not use the Trademarks in any other manner without the express written consent of LINKON. In no event shall Distributor use the "Linkon PRO" mark or any other marks LINKON intends to restrict for use only by Linkon PRO distributors. The use of the Trademarks required or permitted pursuant hereto shall immediately terminate upon expiration of this Agreement or its earlier termination as provided for in
Article 8.0.

17.2    Approval of Trademark Usage.

Distributor shall submit to LINKON for the prior written approval of LINKON in each case, all proposed advertising and other promotional literature or material in which Distributor desires to use any of the Trademarks or LINKON's name. Without limitation to the foregoing, all advertising and other material utilizing any Trademarks, shall clearly indicate the /(R)/ or /TM/ symbols after the trademarked name and shall include the following statement:

          "(name of products(s)) is a trademark of LINKON Corporation"

or such other statement as may be requested, from time to time, by LINKON.

17.3    Protection of Trademarks.

Distributor recognizes the right, title, and interest of LINKON in and to all the Trademarks in connection with the marketing and sale of Products by LINKON and agrees not to engage in any activities or commit any acts, directly or indirectly, which may contest, dispute, or otherwise impair such right, title, or interest of LINKON therein. Distributor shall neither acquire, nor claim any right, title or interest in or to, Trademarks advertise to the rights of LINKON whether by virtue of this Agreement or through any use by Distributor of the Trademarks which may be permitted by LINKON through advertising and sale of the Products or otherwise. The parties agree that any and all uses of such Trademarks by Distributor as may be permitted by LINKON herein or in writing from time to time shall be in such manner as to inure at all times to the benefit of LINKON.

17.4    Use of Other Trademarks.

Distributor shall not utilize, in connection with any of the Products, including the promotion, distribution, and sale of any of the Products, any trademark other than the Trademarks without in each case first obtaining the prior written authorization of such use from LINKON.

17.5    New or Modified Trademarks.

If any trademarks, trade names or service marks of Distributor are used by Distributor in combination with the Trademarks in such manner as to be distinctive, such distinctive features and associated goodwill thereof shall become the property of and inure to the benefit of LINKON, and Distributor shall, without any payment or other consideration, execute such documents as are necessary to assign all rights thereto to LINKON.

17.6    Infringement.

If Distributor learns of any infringing use of the Trademarks, Distributor shall promptly report the details thereof to LINKON and shall cooperate with LINKON in pursuing any remedies available to LINKON or Distributor.

18.0    PATENTS AND COPYRIGHTS

18.1    Infringement.

Except as otherwise provided in Section 18.3, LINKON shall defend any suit or proceeding brought against Distributor based on a claim that the use, possession or sale of the Products in accordance with the terms of this Agreement constitutes an infringement of any United States patent or copyright provided LINKON is notified promptly in writing by Distributor of the claim and is given authority, information and assistance (at LINKON's expense) by Distributor for defense of the matter and, subject to the provisions of Section 18.2, LINKON shall pay all damages and costs awarded therein against Distributor. In the event the Products are held in such matter to be infringing and as a result the use of the Products is enjoined, LINKON shall, at its expense and option, either procure for Distributor the right to continue using the Products, replace the same with a non infringing product, modify them so they become non-infringing, or remove the infringing Products and refund the purchase price thereof to Distributor.

18.2    Limitation of Liability.

In no event shall LINKON's total liability to Distributor under or as a result of compliance with the provisions of Section 18.1 exceed the aggregate sum paid by Distributor for the infringing or allegedly infringing Products. Section
18.1 and this Section 18.2 state the entire liability of LINKON for patent or copyright infringement by the Products and the provisions thereof are IN LIEU OF ANY OTHER EXPRESSED, IMPLIED OR STATUTORY WARRANTY AGAINST INFRINGEMENT AND SHALL BE THE SOLE AND EXCLUSIVE REMEDY FOR PATENT OR COPYRIGHT INFRINGEMENT OF ANY KIND.

18.3    Other.

Distributor shall indemnify and hold LINKON harmless against any expense or loss resulting from any claim, action or proceeding resulting from Distributor's actions, omissions or negligence in connection with its appointment as a non-exclusive Distributor under this Agreement including, without limitation, infringement of patents, copyrights, trademarks or unfair competition arising from compliance with Distributor's designs, specifications or instructions.
Sale of the Products by LINKON does not convey any license, by implication, estoppel or otherwise, under patent claims covering combinations of the Products with other devices or elements.

19.0    CONFIDENTIALITY

19.1    Confidentiality of LINKON's Information.

19.1.1 Distributor shall not, at any time prior to five (5) years after termination or expiration of this Agreement, use or disclose to others (except for the purposes required by or directly incidental to the sale, installation, and maintenance of Products pursuant to this Agreement) any information or materials provided to Distributor and marked CONFIDENTIAL. Nor shall Distributor disclose to others any other information pertaining to LINKON's trade secrets (including software), manufacturing process, customers, marketing practices, or other information of a confidential nature.

19.1.2 Distributor agrees to limit access to LINKON's confidential information to only those employees of Distributor who have signed confidentiality agreements approved by LINKON. Distributor shall enforce such agreements as necessary to prevent improper use or dissemination of LINKON's confidential information.

19.2    Confidentiality of Distributor's Information.

LINKON shall not, at any time prior to five (5) years after termination or expiration of this Agreement, use or disclose to others (except as may be required or directly incidental to LINKON's performance of this Agreement) any information provided by Distributor and marked CONFIDENTIAL pertaining to Distributor's trade secrets, customer lists, pricing, and marketing practices and other information of a confidential nature.

20.0    MISCELLANEOUS.

20.1    No Assignments.

This Agreement is not assignable or transferable in whole or in part by Distributor without the prior written consent of LINKON.

20.2    Notices.

Any notices given with respect to or required by this Agreement shall be in writing and sent by first class postage prepaid registered or Certified mail or by facsimile transmission to LINKON or Distributor as the case may be, at the address indicated on the first page of this Agreement, or to such other addresses as either party may have last designated in writing in the manner herein provided. Notices shall be deemed received three (3) days after deposit in the U.S. mail or immediately in the case of facsimile transmission.

20.3    Relationships of Parties.

The relationship of the parties is that of buyer and seller. No partnership, joint venture, franchise, or other similar relationship is created by this Agreement. Distributor shall, at all times, operate as an independent contractor and not as an agent or employee of LINKON. Distributor has no express or implied authority to incur any obligation for or in any manner otherwise make any commitments on behalf of LINKON. Distributor shall employ its own personnel and shall be responsible for them and their acts and in no way shall LINKON be liable to Distributor, its employees, or third parties for any losses, injuries, damages, or the like occasioned by Distributor's activities in connection with this Agreement, except as expressly provided herein.
Distributor shall be solely responsible for, and shall indemnify and hold LINKON harmless from any and all claims, damages, or lawsuits arising out of the acts or omissions of Distributor, its employees, servants, or agents. In addition, Distributor shall carry adequate liability and property insurance at its own expense to cover such risks.

20.4    Nonwaiver.

Any failure by either party to enforce at any time any of the provisions, including without limitation, the termination provisions of this Agreement, shall not be construed to be a waiver of such provision or of the right of either party thereafter to enforce such provision.

20.5    Severability.

All provisions of this Agreement shall be considered as separate terms and conditions, and in the event any one shall be held illegal, invalid, or unenforceable, all the other provisions hereof shall remain in full force and effect, as if the illegal, invalid, or unenforceable provision were not a part hereof.

20.6    Choice of Laws.

This Agreement is made in, and shall be governed by and construed in accordance with the laws of the State of Connecticut and the United States of America without regard to conflict of law principles.

20.7    Entire Agreement.

This Agreement contains the entire agreement between the parties with respect to the subject matter herein and supersedes and replaces all prior and contemporaneous agreements relating thereto. Any alteration or amendment of this Agreement must be in writing and signed by both parties, provided that LINKON may change the contents of certain of the Exhibits as expressly permitted under the terms of this Agreement and such changes shall be binding on Distributor.

20.8    Exhibits.

The exhibits appended hereto are an integral part of this Agreement and shall be referred to in construing and interpreting this Agreement.

20.9    Headings and Titles.

The headings and titles used in this Agreement are for convenience only. They are not part of this Agreement and shall not be referred to in interpreting and construing terms and conditions hereof.

20.10   Use of Plurals.

In this Agreement, the singular shall, when the context requires, include the plural and vice versa.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above set forth.


LINKON:                                  DISTRIBUTOR:


/s/ Thomas V. Cerabona                   /s/ J.K. Kary
---------------------------              --------------------------
Signature                                Signature


Thomas V. Cerabona                    J.K. Kary
---------------------------           -----------------------
Name (printed)                        Name (printed)


Vice President                        President
---------------------------           -----------------------
Title                                    Title

Authorized Distributor Agreement
                                   EXHIBIT A


The Territory consists of the following:

Korea

Authorized Distributor Agreement

                          EXHIBIT B - LINKON PRODUCTS


The Products consist of the following LINKON technology and related equipment:

Linkon "Maestro" 100% DSP based multimedia communication board.

Linkon Software Options Consisting Of:

Link-OS/TM/ operating systems

TeraVox/(R)/ Communications Software

Voice record and play

Voice Data Compression

Speech Recognition

Text to Speech

Alpha Speech Recognition

Numeric Speech Recognition

Speaker Verification

Fax Communications

Data Communications

Linkon System Enhancements, Including:

Digital T-1 Interface

Digital E-1 Interface

MVIP Interface

PEB Interface

LEB/TM/ Interface

Authorized Distributor Agreement

                                   EXHIBIT C
                               DISCOUNT SCHEDULE

                            YEARLY VOLUME DISCOUNTS


CUMMULATIVE VOLUME         GROUP 1   GROUP 2   GROUP 3   GROUP 4   GROUP 5
$50,001-$100,000                10%       15%       12%        4%        3%
$100,001-$150,000               15%       20%       16%        6%        4%
$150,001-$200,000               20%       25%       20%        8%        5%
$200,001-$500,000               25%       30%       24%       10%        6%
$500,001-$750,000               30%       35%       28%       12%        8%
$750,001-$1,000,000             35%       40%       32%       16%       10%
GREATER THAN $1,000,001         40%       45%       36%       20%       12%


NOTE: A FIRST TIME ORDER OF UP TO $100,000 WILL BE GIVEN THE MAXIMUM DISCOUNT

                                   EXHIBIT D
                            RECOMMENDED SPARE PARTS:


FS4FBD-01    Foundation Board - 2 Wide
FS4FB3-01    Foundation Board - 3 Wide
FS4DSP-44    FS4000 DSP Module (4DSP w/16MB)
FS4DAA-01    DAA Module
FS4KT1-01    FS4000 T1 Module
FSMVIP       MVIP Cable
FST1CBL      T1 Cable
FST1BB       T1 Breakout Box

                        EXHIBIT E - LINKON LIST PRICING

LINKON. PRICE LIST                                      EFFECTIVE AUGUST 5, 1996
140 Sherman Street, Fairfield, CT 06430.Tel (203) 319-3175.Fax (203) 319-3150


 FC-4000  MAESTRO/TM/  PC-EISA/ISA BUS                           GROUP 1


 HIGH DENSITY* 1MB/DSP - SUPPORTS VOICE/DTMF                       PRICE

 FC4012-D1  .  12 CHANNEL DIGITAL BOARD                            2,795.00

 FC4024-D1  .  24 CHANNEL DIGITAL BOARD                            5,090.00

 FC4036-D1  .  36 CHANNEL DIGITAL BOARD                            7,385.00

 HIGH PERFORMANCE* 1MB/DSP - SUPPORTS VOICE/DTMF, FAX, MODEM, CELP

 FC4004-A2  .  4 CHANNEL ANALOG BOARD                              3,095.00

 FC4008-A2  .  8 CHANNEL ANALOG BOARD                              5,690.00

 FC4004-D2  .  4 CHANNEL DIGITAL BOARD                             2,795.00

 FC4008-D2  .  8 CHANNEL DIGITAL BOARD                             5,090.00

 FC4012-D3  .  12 CHANNEL DIGITAL BOARD                            7,385.00

 HIGH CAPACITY* 4MB/DSP - SUPPORTS VOICE/DTMF, FAX, ASR, MODEM, CELP, TTS

 FC4004-A3  .  4 CHANNEL ANALOG BOARD                              4,250.00

 FC4008-A3  .  8 CHANNEL ANALOG BOARD                              8,000.00

 FC4004-D3  .  4 CHANNEL DIGITAL BOARD                             3,950.00

 FC4008-D3  .  8 CHANNEL DIGITAL BOARD                             7,400.00

 FC4012-D3  .  12 CHANNEL DIGITAL BOARD                           10,850.00

 FC-4K COMPONENTS*

 FC4KFB-01  .  FOUNDATION BOARD (ISA BUS)                            500.00

 FC4DAA-01  .  FX4000 DAA MODULE (ANALOG/4PORT)                      300.00

 FC4DSP-21  .  FX4000 DSP MODULE (2 DSP W/2MB)***                  1,550.00

 FC4DSP-24  .  FX4000 DSP MODULE (2 DSP W/8MB)***                  2,150.00

 FC4DSP-41  .  FX4000 DSP MODULE (4 DSP W/4MB)                     2,295.00

 FC4DSP-44  .  FX4000 DSP MODULE (4 DSP W/16MB)                    3,450.00

Note: All prices FOB Fairfield, CT and are in US Dollars. Linkon reserves the right to amend specifications and prices without notice.

*   Prices only include Voice and DTMF capabilities.
*** Special order configuration.

                             . LINKON CORPORATION .

LINKON. PRICE LIST                                      EFFECTIVE AUGUST 5, 1996
140 Sherman Street, Fairfield, CT 06430.Tel (203) 319-3175.Fax (203) 319-3150


 FS-4000  MAESTRO/TM/  WORKSTATION-SBUS                          GROUP 1


 HIGH DENSITY* 1MB/DSP - SUPPORTS VOICE/DTMF                       PRICE

 FS4012-D1  .  12 CHANNEL DIGITAL BOARD                            3,913.00

 FS4024-D1  .  24 CHANNEL DIGITAL BOARD                            7,126.00

 HIGH PERFORMANCE* 1MB/DSP - SUPPORTS VOICE/DTMF, FAX, MODEM, CELP

 FS4001-A2  .  1 CHANNEL ANALOG BOARD                              1,393.00

 FS4004-A2  .  4 CHANNEL ANALOG BOARD                              4,333.00

 FS4004-D2  .  4 CHANNEL DIGITAL BOARD                             3,913.00

 FS4008-D2  .  8 CHANNEL DIGITAL BOARD                             7,126.00

 HIGH CAPACITY* 4MB/DSP - SUPPORTS VOICE/DTMF, FAX, ASR, MODEM, CELP, TTS

 FS4004-A3  .  4 CHANNEL ANALOG BOARD                              5,950.00

 FS4004-D3  .  4 CHANNEL DIGITAL BOARD                             5,530.00

 FS4008-D3  .  8 CHANNEL DIGITAL BOARD                            10,360.00

 FS-4K COMPONENTS*

 FS4KFB-01  .  FOUNDATION BOARD                                      700.00

 FS4DAA-01  .  FX4000 DAA MODULE (ANALOG/4PORTS)                     420.00

 FS4DSP-21  .  FX4000 DSP MODULE (2 DSP W/2MB)***                  2,170.00

 FS4DSP-24  .  FX4000 DSP MODULE (2 DSP W/8MB)***                  3,010.00

 FS4DSP-41  .  FX4000 DSP MODULE (4 DSP W/4MB)                     3,213.00

 FS4DSP-44  .  FX4000 DSP MODULE (4 DSP W/16MB)                    4,830.00

Note: All prices FOB Fairfield, CT and are in US Dollars. Linkon reserves the right to amend specifications and prices without notice.

*   Prices only include Voice and DTMF capabilities.
*** Special order configuration.

                             . LINKON CORPORATION .

LINKON. PRICE LIST                                      EFFECTIVE AUGUST 5, 1996
140 Sherman Street, Fairfield, CT 06430.Tel (203) 319-3175.Fax (203) 319-3150


 NETWORK INTERFACES                                                GROUP 5


                                                                   PRICE

 ACR2E1-32  .  30 CHANNEL R2 SIGNALING E-1 CARD                   CALL FOR QUOTE
 NM2121-03  .  24 CHANNEL ROB BIT SIGNALING T-1 CARD (WITHOUT CSU)      4,200.00
 PRISA-48  .  48 CHANNEL ROB BIT/ISDN SIGNALING T-1 CARD                3,950.00


 CHASSIS SYSTEMS                                        GROUP 5


                                                                   PRICE

 IN06  .  6 SLOT SYSTEM FOR SUN SPARC (WITH CONNECTOR CARD)             1,995.00


 INTERFACE ACCESSORIES                                            NO DISCOUNT


                                                                   PRICE

 BREAKOUT BOX FOR RJ11                                                     50.00

 ANALOG INTERFACE CABLE FOR RJ11                                           65.00

 MVIP CABLE                                                                65.00

 PEB CABLE                                                                 65.00

 T-1 INTERFACE CABLE - SBUS                                                65.00


 SUPPORT PROGRAMS                                                     GROUP 4


                                                                   PRICE

 PREMIER*                                                               4,900.00

 ENHANCED*                                                              2,900.00

 PER HOUR TECHNICAL SUPPORT - NO CONTRACT (15 MINUTE INCREMENTS)          100.00

 PER HOUR ENGINEERING SUPPORT - NO CONTRACT                               150.00

 ENGINEERING OR TRAINING - PER DAY + EXPENSES                           1,750.00
* For first year support coverage. Pricing for years 2+ will be quoted based upon size of installed base of product to be covered.

                             . LINKON CORPORATION .

LINKON. PRICE LIST                                      EFFECTIVE AUGUST 5, 1996
140 Sherman Street, Fairfield, CT 06430.Tel (203) 319-3175.Fax (203) 319-3150

 APIS (APPLICATION PROGRAMMING INTERFACES)                  GROUP 2

 LINKVOX*                                                          PRICE

 DIRECT DRIVER DEVELOPER'S LICENSE (DDI)                                3,750.00

 LINKOS - PER CHANNEL                                                     100.00

 PROVOX DEVELOPER'S LICENSE**                                           6,250.00

 PROVOX RUN-TIME LICENSE - PER CHANNEL                                    150.00

 TERAVOX DEVELOPER'S LICENSE**                                          6,250.00

 TERAVOX RUN-TIME LICENSE - PER CHANNEL                                   150.00


 SOFTWARE LICENSES                                                 GROUP 3

 FAX                                                               PRICE

     FAX GROUP III CLASS II - PER CHANNEL                                 250.00

 DATA COMMUNICATIONS

     MODEM - PER CHANNEL                                                  100.00

 VOICE COMPRESSION

     CELP 9600 BITS/SECOND - PER CHANNEL                                  165.00

 AUTOMATIC SPEECH RECOGNITION

     L&H (AMERICAN ENGLISH, FLEMISH, DUTCH, FRENCH, GERMAN, SPANISH) -    300.00
     PER CHANNEL





     L&H ASR PVE TOOL KIT - PER COPY                                    1,250.00

 TEXT-TO-SPEECH

     L&H - PER CHANNEL                                                    250.00

 AUTOMATIC CALLER ID

     CALLER ID (202) ANALOG OR DIGITAL - PER CHANNEL                      100.00
* Choice of: Interactive UNIX 4.1, SCO UNIX 4.2, SPARC Solaris 2.4, UnixWare 1.1, x86 Solaris 2.4
** Includes 4 (four) channels of Run-time

                             . LINKON CORPORATION .

                                   EXHIBIT F

                           SOFTWARE LICENSE AGREEMENT

                                    between

                          LINKON CORPORATION (Linkon)

                               140 Sherman Street

                              Fairfield, CT  06430

                                      and

                    TriGem Microsystems, Inc. (DISTRIBUTOR)

                        9 FL, New Eunkyung Bldg., 141-26

                        Samsung-Dong, Kangnam-Ku, Seoul

                                 135-090, Korea

                              I.  SOFTWARE LICENSE

LINKON Software, including its documentation, is copyrighted by LINKON, which owns all rights and title to the product. You are receiving a license to use the Software, but not the title to it or any copy of it. This license is applicable to LINKON Software only for use on the LINKON equipment with which it is provided. Under the copyright laws and this license Agreement, the Software and its documentation may not be duplicated or copied, in whole or in part, without the written permission of LINKON, except for the normal use of the Software, or to make backup archival copies. The same proprietary and copyright notices must be affixed to any permitted copies as were affixed to the original. This exception does not allow copies to be made for others, whether or not for consideration, but all of the licensed material (including backup copies) may be transferred to another person, if he agrees to be bound by the provisions of this Agreement, and if you destroy any copies of material not transferred. Prohibited copying includes translating into another language or format.

End-user agrees to take reasonable steps to safeguard copies of the Software against disclosure to or use by unauthorized persons, and to take reasonable steps to insure that the provisions of this Agreement are not violated by its employees.

This license shall remain in effect until terminated. You may terminate the license at any time by destroying all copies of the program and its documentation. The license will also terminate upon your failure to comply with the terms and conditions of this Agreement. Upon termination, you must destroy all your copies of this program, including any modifications.

If you register the Warranty by sending in the enclosed software registration card, LINKON will provide you with notice of significant corrections made in the program for one year after the date of this license begins. You will also be entitled to obtain advice and service directly from LINKON or its authorized Distributors for problems or errors you discover in the program in accordance with standard LINKON service policies.

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                         II.  LIMITED SOFTWARE WARRANTY

LINKON warrants that each LINKON Software program shall conform to current published documentation applicable to such program. For a period of two years from the date of installation of the LINKON Software, LINKON or its authorized Distributor will resolve or provide a solution for software faults at no charge to you, providing you have documented the symptoms of the fault. This Warranty will not apply to problems which cannot be replicated by LINKON or you.

LINKON'S WARRANTY OBLIGATIONS SHALL IN NO EVENT INCLUDE ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, RESPONSIBILITY FOR DAMAGE RESULTING FROM ACCIDENT, TRANSPORTATION, NEGLECT, MISUSE, MODIFICATION WITHOUT LINKON'S PRIOR CONSENT, UNAUTHORIZED ATTEMPTS TO REPAIR, OR FAILURE OF ELECTRICAL POWER OR ENVIRONMENTAL CONTROL.

                         III.  LIMITATION OF LIABILITY

IN NO EVENT WILL LINKON OR ITS DISTRIBUTORS BE LIABLE FOR ANY COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES OR FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM YOUR USE OF, OR INABILITY TO USE THE PRODUCT, BASED UPON ANY DEFECT IN THE PRODUCT OR ITS DOCUMENTATION, EVEN IF LINKON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN PARTICULAR, LINKON SHALL HAVE NO LIABILITY FOR THE LOSS OF ANY INFORMATION WITHIN THE SYSTEM AT ANY TIME.

THE MAXIMUM LIABILITY FOR LINKON FOR ANY CLAIM, INCLUDING BUT NOT LIMITED TO LINKON'S NEGLIGENCE, SHALL BE LIMITED TO RETURN OF THE CONSIDERATION ACTUALLY PAID TO LINKON FOR THE PRODUCT, LESS REASONABLE DEPRECIATION.

The Warranty and remedies set forth above are exclusive and in lieu of all others, oral or written, expressed or implied. No LINKON Distributor, agent, or employee is authorized to make any modification, extension, or addition to this Warranty.

THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED WARRANTY.


LINKON:                         DISTRIBUTOR:

/s/ Thomas V. Cerabona          /s/J.K. Kary
--------------------------      ------------------
Signature                       Signature

Thomas V. Cerabona              J.K. Kary
-------------------------       ----------------------
Name (printed)                  Name (printed)

Vice President                  President
--------------------            -----------------------
Title                           Title

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                                   EXHIBIT G
                                  SUPPORT PLAN

BASIC PLAN-INCLUDED IN PURCHASE PRICE

Hardware

*  For 30 days from date of shipment:
     - Free overnight advance replacement of defective equipment
          1. Requires RMA from technical support
          2. Replacement shipped same day if RMA issued before 2:00 P.M. Shipping method is via second day service.
          3. Defective equipment must be returned by customer in original packaging to Linkon within 5 days, or the customer will be invoiced for the full purchase price.
          4. Does not apply to custom or special order product.

*  For 2 years from the date of purchase:
     - Free repair of the defective equipment
          1.  With RMA
          2. Repaired or replaced with new or reconditioned product at Linkon's option.
          3. Returns shipped within 10 working days. Shipping method is via second day service.
          4.  90 day warranty on repair, or balance of original warranty

     - A "No Trouble Found" fee of $150 will be charged for product returned for service and found to be fully functional.

Software/API's

* Temporary fixes are included at no-charge
* Maintenance Releases are included for 6 months
* Major Releases are available at 50% of list current price

Technical Support

* Telephone support during business hours (8 hours x 5 days)

* 5 application support issues per purchase order during the first 6 months

* Additional calls $100 per hour for a Technical Support Engineer, billed in 15 minute increments. Engineering Support is billed at $150 per hour.

PREMIER CARE PLAN

*Provides immediate replacement of defective equipment via overnight express service
     1. Requires RMA from technical support
     2. New or reconditioned replacement shipped same day if RMA issued before 2:00PM
     3. Defective equipment must be returned by customer to Linkon within five days
     4. Does not apply to custom or special order product.

*Purchased in addition to basic warranty

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*Cost is $4900 for the first year of blanket product coverage.  The cost for years 2+ will be quoted based upon the installed base of product to be covered.

Software/API's

* Temporary fixes are included at no-charge

* Maintenance Releases are included at no charge

* Free Major Software releases are included at no charge

Technical Support

* Toll free 800 number (with access code)

* Telephone support (24 hour x 7 day)

* Call back during non-business hours within 1 hour

* Unlimited support calls per year

LINKON ADVANCE REPLACEMENT SERVICE

*Provides for immediate replacement of defective equipment via overnight service
     - Subject to availability.
     - Requires RMA from technical support
     - Replacement shipped same day if RMA issued before 2:00 PM. Shipping method is next day service.
     - Defective equipment must be returned by customer in original packaging to Linkon within five days, or the customer will be invoiced for the full purchase price.

*Repaired equipment warranted for 90 days or remainder of the original warranty.

*Cost-
     In warranty-$250 per replaced unit, plus shipping charges.
     Out of warranty-$500 plus the standard repair cost per replaced unit, plus shipping charges.

LINKON DEPOT REPAIR SERVICE

*For equipment not covered under warranty

*Repaired units warranted for 90 days from shipment of repaired unit.

*Repairs shipped within 10 days of receipt

*Cost:  25% of the original list price per unit repaired.

LINKON ON-SITE SERVICE

*Provides on-site services of a professional Linkon technician for installation, configuration of debug.

* Cost:  $1750 per day, plus expenses

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LINKON SOFTWARE UPGRADES

*Major Releases
     - Whole number releases
     - Supported for up to 6 months after the next major release
     - Cost is current list price less 25% discount for current customers

LINKON SOFTWARE MAINTENANCE

* Maintenance Releases
     - Decimal releases in "Tenths"
     - Available to registered owners of major releases
     - Available via CD Rom or Data Cartridge

* Temporary Fixes
     - Decimal releases in "Hundredths"
     - Available to registered owners reporting problems
     - Available via CD Rom, Data Cartridge, or the Internet

SHIPPING POLICY

* Customer pays the shipping charges to return the product to Linkon

*Linkon pays shipping charges to return product to the customer, except for out of warranty repair or advanced replacement service.

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